EXHIBIT (H)(27)


                       THOMPSON INVESTMENT MANAGEMENT, LLC
                           1200 JOHN Q. HAMMONS DRIVE
                            MADISON, WISCONSIN 53717



                                                     January 30, 2004



Thompson Plumb Funds, Inc.
1200 John Q. Hammons Drive
Madison, Wisconsin 53717
Attn:  Board of Directors

         Re:      EXPENSE REIMBURSEMENT AND FEE WAIVER COMMITMENT

Ladies and Gentlemen:

         This is to confirm the commitment of Thompson Investment Management, LLC, as investment adviser to the Thompson Plumb Bond Fund, to waive fees and/or reimburse expenses from April 1, 2004 through March 31, 2005 so that the annual operating expenses of the Bond Fund do not exceed 0.80% of average daily net assets.


                                             Very truly yours,

                                             THOMPSON INVESTMENT MANAGEMENT, LLC


                                             By: /s/  John W. Thompson
                                                 -------------------------------

                                             Title:  President
                                                     ---------------------------